                                                                    EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


May 29, 2002

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in Form 8-K dated May 29, 2002 of Jo-Ann Stores, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/  Arthur Andersen LLP
------------------------
Arthur Andersen LLP




cc:  Brian P. Carney
     Executive Vice President and Chief Financial Officer
     Jo-Ann Stores, Inc.




--------------------------------------------------------------------------------
End of Filing